UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

NewCardio, Inc., a Delaware corporation (the “Company”), has entered into a securities purchase agreement (the “Purchase Agreement”) dated as of October 1, 2010, with an accredited investor (the “Investor”) for the issuance and sale of an aggregate of 500 shares of the Company’s Series D Convertible Preferred Stock, par value $.001 per share (the “Shares”), for aggregate proceeds equal to approximately $500,000 after the payment of expenses in connection with transaction (the “Sale”).  The Shares are convertible into 500,000 shares of the Company’s common stock, subject to certain adjustments, and automatic conversion, as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Designation”). In connection with the Sale, the Investor also was issued warrants (the “Warrants”) to purchase 500,000 shares of the Company’s common stock, par value $.001 (the “Common Stock”), having an exercise price of $1.10 per share.

The underlying common shares and warrants will be subject to SEC Rule 144.

The preferences, rights and limitations of the Shares are set forth in the Designation, a copy of which are attached hereto as Exhibit 4.16 and are incorporated herein by reference.

The Shares and the Warrants were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering, and/or Regulation D, promulgated thereunder, and in reliance upon exemptions from registration under applicable state securities laws.

A copy of the Purchase Agreement is incorporated herein by reference as Exhibit 10.39 to this Form 8-K.

Item 3.02            UNREGISTERED SALES OF EQUITY SECURITIES

The Company hereby incorporates by reference its disclosure in Item 1.01 with regard to the terms, conditions and sale of the Shares. The Investor represented to the Company that he was an “accredited investor” and made other investment representations and agreed that the Shares and the Warrants shall bear a restrictive legend against resale without registration under the Securities Act.

Each of the Shares is convertible, at any time at the option of the holder, into 1,000 shares of the Company’s Common Stock, subject to certain adjustments, and automatic conversion, as provided in the Designation.

No dividends are payable with respect to the Shares.

Except as otherwise required by law, the Shares shall not have any preference upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, but shall be treated equally with all other preferred and common shares of the Company.

Each of the Warrants is exercisable at a price of $1.10 per share at any time after 180 days from issuance through and including the fifth anniversary of the initial exercise date and has a cashless provision.  The Warrants are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets and other similar transactions.   A copy of the form of Warrant is attached hereto as Exhibit 4.15 and is incorporated herein by reference.

The sale of the Shares and the Warrants was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D or Regulation S, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of common stock or warrants of NewCardio.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

4.15	Form of Warrant issued to Purchasers.

4.16	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

10.39	Securities Purchase Agreement dated as of October 1, 2010, by and among NewCardio, Inc., and the investor signatory thereto.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: October 7, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer

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